                                  SCHEDULE 14C

REG. SECTION 240.14C-101 (SCHEDULE 14C) INFORMATION REQUIRED IN INFORMATION
  STATEMENT REG. SECTION 240.14C-101

                            SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))
[ ] Definitive Information Statement

                               RAYTECH CORPORATION

                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

         [X] No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and
             0-11.

         1)  Title of each class of securities to which transaction applies:
             Common Stock, $.03 par value per share

         2)  Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4)  Proposed maximum aggregate value of transaction:

         5)  Total fee paid:

         [ ] Fee paid previously with preliminary materials

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

         2)  Form, Schedule or Registration Statement No.:

         3)  Filing Party:

         4)  Date Filed:

                               RAYTECH CORPORATION
                         Suite 295, Four Corporate Drive
                           Shelton, Connecticut 06484

                 PRELIMINARY INFORMATION STATEMENT AND NOTICE OF
                         ACTION TAKEN WITHOUT A MEETING


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This information statement is being furnished to the holders of common stock of Raytech Corporation (the "Company") to inform you of (i) the approval of resolutions by the Company's Board of Directors proposing an amendment to the Company's Certificate of Incorporation and (ii) the written consent to such amendment by at least 75% of the outstanding shares of our common stock, par value $1.00 (the "Common Stock"). The resolutions adopted by the Board of Directors and the written consent of the holder of at least 75% of our outstanding Common Stock (the "Majority Stockholder") give the Company the authority to file a Certificate of Amendment to the Company's Certificate of Incorporation, as currently in effect, to increase the maximum number of directors of the Company from nine to eleven. The Certificate of Amendment will be filed with the Secretary of State of the State of Delaware promptly following the expiration of twenty (20) calendar days following the date this information statement is first mailed to the Company's stockholders.

         This information statement is dated March __, 2003 and is first being mailed to the Company's stockholders on or about March __, 2003.



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
                                   THE COMPANY

         The Company and its subsidiaries manufacture and distribute engineered products for heat resistant, inertia control, energy absorption and transmission applications. The Company's operations are categorized into three business segments: wet friction, dry friction and aftermarket.

         The Wet Friction operations produce specialty engineered products for heat resistant, inertia control, energy absorption and transmission applications used in an oil immersed environment. The Company markets its products to automobile and heavy duty original equipment manufacturers, as well as to farm machinery, mining, truck and bus manufacturers.

         The Dry Friction operations produce engineered friction products, primarily used in original equipment automobile and truck transmissions. The clutch facings produced by this segment are marketed to companies who assemble the manual transmission systems used in automobiles and trucks.

         The Aftermarket segment produces specialty engineered products primarily for automobile and light truck transmissions. In addition to these products, this segment markets transmission filters and other transmission related components. The focus of this segment is marketing to warehouse distributors and certain retail operations in the automobile aftermarket.

                                CHARTER AMENDMENT

         The first sentence of Article SEVENTH of the Company's Certificate of Incorporation currently provides for us to have three (3) to nine (9) directors. Management and the Board believe that this provision is overly restrictive in that it limits the number of people who may serve on the Board, even though there may be more people who are qualified and willing to serve. We believe that this restriction may unnecessarily exclude from the Board many people who may make a valuable contribution by serving as directors. Accordingly, the Board proposed to amend the first sentence of Article SEVENTH so as to increase the maximum authorized number of directors from nine (9) to eleven (11) (the "Amendment"). Management believes that such amendment will enable the Company to gain the flexibility to elect to the Board a larger, more diverse group of people whose service will benefit the Company and its stockholders. The Board has already amended the Company's Amended and Restated By-Laws to conform its provisions regarding Board size to those of the Amendment. Such amendment to the Amended and Restated By-Laws will take effect upon filing of the Certificate of Amendment with the Delaware Secretary of State.

         Approval of the Amendment requires the affirmative approval or consent of the holders of at least 75% of the outstanding shares of our Common Stock. As of February 19, 2003, the Company had 41,701,554 shares of its Common Stock outstanding. The Majority Stockholder, the Raytech Corporation Asbestos Personal Injury Settlement Trust, which beneficially owns approximately 84% of the outstanding shares of our Common Stock, has given its consent to the Amendment. Accordingly, the requisite stockholder approval for the Amendment was obtained by the execution of the Majority Stockholder's written consent in favor of the Amendment.

         A copy of the Certificate of Amendment to the Company's Certificate of Incorporation, which sets forth the entirety of Article SEVENTH thereof, as amended, is set forth in Annex A to this information statement.

         Subsequent to obtaining the written consent of the Majority Shareholder to the Amendment, the Board determined to propose an additional amendment to the Company's Certificate of Incorporation which would delete the first sentence of Article SEVENTH of the Company's Certificate of Incorporation, which fixes the number of directors on the Board. The Board intends to submit this proposed additional amendment to the Company's Certificate of Incorporation to the Company's stockholders for approval at the Company's 2003 annual meeting of stockholders. If such additional amendment were approved by the stockholders, the number of directors on the Board would be fixed by, or in the manner provided in, the Amended and Restated By-laws of the Company, which may be amended from time to time by either the Board or the stockholders of the Company.


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            INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendment or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                                     Shares of Common Stock
                                                        Beneficially Owned
                                                   -----------------------------
                                                                        Percent
                                                     Total             of Class
                                                     -----             --------

Directors

         Albert A. Canosa                          161,781  (a)          .39%

Executive Officers

         Albert A. Canosa                          161,781  (a)          .39%
         President and Chief
         Executive Officer

All Directors and Executive Officers
    as a Group (9)                                 161,781  (b)          .39%


----------

(a) Total includes 126,363 shares which Mr. Canosa holds the option to purchase within 60 days.

(b) Total includes 126,363 shares which the Executive Officers as a group hold the option to purchase within 60 days.

                       WHERE YOU CAN FIND MORE INFORMATION

         The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any reports, statements or other information the Company files at the Public Reference Room of the SEC, Room 1024 - Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The Company's SEC filings are also available to the public from commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

         YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS INFORMATION STATEMENT. THIS INFORMATION STATEMENT IS DATED MARCH __, 2003. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.



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
                                     ANNEX A

            CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION



                                      D-1
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                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                               RAYTECH CORPORATION


                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

         Raytech Corporation, a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

         FIRST: Article SEVENTH of the Corporation's Certificate of Incorporation, as amended and restated heretofore, is hereby amended by deleting Article SEVENTH in its entirety and replacing it with the following:

                  "SEVENTH: The entire Board of Directors shall consist of not more than eleven and not less than three directors, as such number may be fixed by the Board of Directors from time to time.

                  On the effective date of the consummation of the Plan of Reorganization ("Effective Date"), each director shall be elected to hold office until the annual meeting of stockholders held in the following year and until his or her successor is elected and qualified. At each succeeding annual meeting of stockholders thereafter, or by written consent of the stockholders entitled to vote thereon in lieu of such meeting the successors of those directors whose terms of office are then expiring shall be elected to hold office for a term of one year and until their respective successors shall be elected and shall qualify. Notwithstanding the aforesaid on the Effective Date, the initial Board of Directors shall be constituted as follows: one director shall be appointed by the Equity Committee (as defined in Section 1.1.42 of the Plan of Reorganization) and the remaining directors shall all be appointed by the Creditors' Committee (as defined in Section 1.1.27 of the Plan of Reorganization), following consultation with the Corporation, the Future Claimants' Representative and the Governments (all as defined in Sections 1.1.27, 1.1.47 and 1.1.48, respectively, of the Plan of Reorganization). The Director appointed by the Equity Committee shall serve for a term of three years from the Effective Date; provided, however, that such Director's term will terminate earlier upon sale by the Asbestos Personal Injury Settlement Trust (as defined in Section 1.1.64 of the Plan of Reorganization) ("PI Trust") of its entire interest in the stock of the Reorganized Debtor provided the purchaser or purchasers have offered to purchase all remaining shares of the Common Stock not held by the PI Trust at the same price and upon the same terms and conditions as offered to the PI Trust as set forth in Section 7.11 of the Plan of Reorganization.

                  Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may, except as otherwise required by law, be filled by the Board of Directors acting by three-fourths of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

                  Notwithstanding any provision in this Certificate of Incorporation to the contrary, the provisions set forth in this Article SEVENTH may not be amended, altered, changed or repealed in any respect, unless such action is approved by the affirmative vote (or written consent) of holders of not less than three-fourths of the outstanding shares entitled to vote thereon."

                  SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this ____ day of March, 2003.

                             RAYTECH CORPORATION


                             By:
                                 --------------------------------------------
                                 Name:  Albert A. Canosa
                                 Title: President and Chief Executive Officer



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